UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                   MAY 5, 2006
                                (Date of Report)

                                   MAY 1, 2006
                        (Date of Earliest Event Reported)

                         DYNAMIC BIOMETRIC SYSTEMS, INC.
             (Exact Name of Registrant as Specified in its Charter)


                                     NEVADA
            (State or other jurisdiction     001-32706     20-4809793
    of incorporation)     Commission File Number     (IRS Employer I.D. No.)


               1711 W. GREENTREE DR., SUITE 116, TEMPE, AZ  85284
                    (Address of Principal Executive Offices)

                                 (480) 705-9110
                         (Registrant's Telephone Number)

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
       Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
       Act (17 CFR 240.13e-4(c))


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ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On May 1, 2006, Dynasig Corporation ("DynaSig"), a wholly owned subsidiary of Dynamic Biometric Systems, Inc. ("DBSI"), entered into a Master Sales Agreement ("MSA") with Delta Resources, LLC, a Scottsdale, Arizona-based sales agency ("Delta"), with respect to the sale of DynaSig's products (the "Products"). Under terms of the MSA, Delta is appointed as DynaSig's non-exclusive independent sales agent to solicit orders for the Products, on a best efforts basis and at its own expense. DynaSig shall pay Delta a cash commission calculated as the difference between the Actual Sales Price and the Delta Floor Price ("Commission Amount"), as such terms are defined in the MSA.

     As additional consideration, DBSI will grant Delta warrants to purchase shares of its common stock ("Commission Warrants"), issued pursuant to a Master Warrant Agreement. The total number of Commission Warrants to be granted to Delta for each period will be determined by a calculation whereby the Commission Amount, if any, will be divided by the market value of DBSI's common stock, determined quarterly by DBSI. The Commission Warrants will be for a term of two years from issuance and the shares of common stock issued to Delta upon exercise have no registration right other than "piggyback registration rights."

     The MSA may be cancelled by DynaSig without cause with 30 days notice. Delta has certain rights for 90 days after such cancellation for sales of the Products that close in that period.


ITEM 9.01(D)     EXHIBITS

10.20 Master Sales Agreement between Delta Resources, LLC and DynaSig Corporation dated May 1, 2006



                                   SIGNATURES

     In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


     DYNAMIC BIOMETRIC SYSTEMS, INC.
(Registrant)


Dated: May 5, 2006     By:   /s/ Richard C. Kim
                          ---------------------
Richard C. Kim
Chief Executive Officer and President


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